UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2007

TITANIUM GROUP LIMITED

(Exact name of registrant as specified in its charter)

British Virgin Islands (State or other jurisdiction of incorporation)	0-52415 (Commission File Number)	Not applicable (IRS Employer Identification No.)

4/F, BOCG Insurance Tower, 134-136 Des Voeux Road Central, Hong Kong

(Address of principal executive offices) (Zip Code)

(852) 3427 3177

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01	Entry into a Material Definitive Agreement

On April 3, 2007, Titanium Group Limited (“Titanium”) entered into a Securities Purchase Agreement with several accredited investors (the “Investors”) pursuant to which Titanium agreed to sell, and the Investors agreed to purchase in the aggregate, $1,450,000 principal amount of Series A 8% Senior Convertible Debentures. The debentures are further described in Item 2.03 below. In addition, the Investors also received five-year warrants that allow the holders to purchase 4,833,333 shares of common stock at $0.50 per share.

Titanium paid a placement fee of $145,000 and issued placement agent warrants entitling the holders to purchase an aggregate of 483,333 shares at $0.315 per share for a period of seven years.

Proceeds of the financing will be used for working capital and for the further development of Titanium’s proprietary technology.

Titanium has agreed to file a registration statement with the Securities and Exchange Commission in order to register the resale of the shares issuable upon conversion of the debentures and the shares issuable upon exercise of the warrants that were issued to the Investors and the placement agent.

This summary description of the financing does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement and other transaction documents, which are filed as exhibits hereto and the additional descriptions contained in this Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The debentures have the following material terms:

•

Interest at 8% per annum, payable quarterly on January 1, April 1, July 1 and October 1 beginning July 1, 2007 in cash or in shares at the option of Titanium, with the shares to be registered pursuant to an effective registration statement and priced at the lesser of (a) $0.30 or (b) 90% of the volume-weighted average price for the 10 consecutive trading days immediately prior to payment;

•	Maturity date of 36 months;
•	Convertible at any time by the holders into shares of Titanium common stock at a price equal to $0.30;
•

Convertible at the option of Titanium as long as there is an effective registration statement covering the shares underlying the debentures and the closing bid price of Titanium’s common stock is at least $0.75 per share;

•	Redeemable at the option of Titanium at 120% of face value, as long as there is an effective registration statement covering the shares underlying the debentures; and
•	Anti-dilution protections to allow adjustments to the conversion price of the debentures in the event Titanium sells or issues shares at a price les than the conversion price of the debentures.

Item 3.02	Unregistered Sales of Equity Securities

On April 3, 2007, Titanium sold five-year warrants that allow the holders to purchase 4,833,333 shares of common stock at $0.50 per share (the “Warrants”). A holder of a Warrant is not permitted to exercise the warrant for a number of shares of common stock greater than the number that would cause the aggregate beneficial ownership of common stock of such holder and all persons affiliated with such holder to exceed 4.99% of Titanium’s then outstanding common stock. Both the number of Warrants and the exercise price of the Warrants are subject to anti-dilution adjustments in the event of certain stock splits, stock combinations and other similar transactions.

Based upon the sophistication and financial condition of the Investors, Titanium relied upon the exemptions from registration under the Securities Act of 1933 contained in Section 4(2) of the Securities and/or Rule 506 of Regulation D promulgated under the Securities Act for the offer and sale of the Debentures and Warrants. Titanium paid a placement fee of $145,000 and issued placement agent warrants entitling the holders to purchase an aggregate of 483,333 shares at $0.315 per share for a period of seven years.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description
10.1	Securities Purchase Agreement dated April 3, 2007
10.2	Form of Debenture
10.3	Registration Rights Agreement dated April 3, 2007
10.4	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITANIUM GROUP LIMITED
April 3, 2007	By: /s/ Dr. Kit Chong “Johnny” Ng Dr. Kit Chong “Johnny” Ng Principal Financial Officer